                                                                      Exhibit 10


               Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP


Hartford, Connecticut
January 30, 2002